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                                                                   EXHIBIT 10.37

                                     SECURED
                                 PROMISSORY NOTE

$225,000.00                                                        March 1, 2001
                                                               Chicago, Illinois

       1. FOR VALUE RECEIVED, AccuMed International, Inc. ("Maker"), whose principal place of business is located at 920 North Franklin Street, Suite 402, Chicago, Illinois 60610, hereby promises to pay to the order of Ampersand Medical Corporation ("Payee"), whose principal place of business is located at 414 North Orleans, Suite 510, Chicago, Illinois 60610, the principal sum of TWO HUNDRED TWENTY FIVE THOUSAND AND NO/100 DOLLARS ($225,000.00), at the place and in the manner hereinafter provided, together with interest thereon at the rates described below.

       2. Interest shall accrue on the balance of principal from time to time unpaid under this Note prior to the Maturity Date (as hereinafter defined) at an annual rate equal to Prime plus two and one-half percent (22%). For purposes hereof, "Prime" shall mean the rate of interest from time to time announced by LaSalle Bank, National Association ("Bank"), as its Prime Rate, which is not necessarily the Bank=s lowest or most favorable rate of interest at any given time. Interest shall be computed on the basis of a year consisting of 360 days and shall be based on the actual number of days during the period for which interest is being charged.

       3. Principal and interest under this Note shall be due and payable on the earlier to occur of the following: (i) termination of the contemplated merger transaction as outlined in the Merger Agreement (as such term is defined in paragraph 4 hereof); and (ii) May 31, 2001 or such later date as the parties to the Merger Agreement may, from time to time, establish as the termination date of the Merger Agreement by amendment thereto (such payment due date being hereinafter referred to as the "Maturity Date"); provided, however, the Maturity Date shall be automatically extended (without requiring a written amendment hereto) to such later date, if any, as Maker and Payee agree by amendment of the date specified in Section 4.4(a)(v) of the Merger Agreement (as such term is hereinafter defined).

       4. This Note is executed and delivered in connection with that certain Agreement and Plan of Merger, dated as of February 7, 2001 by and between Payee and Maker (the "Merger Agreement"), pursuant to which the parties thereto have agreed to enter into the merger described therein. This Note evidences an Additional Loan (as such term is defined in the Merger Agreement) from Payee to Maker referred to in paragraph 1.12 of the Merger Agreement.

       5. From and after the Maturity Date, or during any period in which an Event of Default (as hereinafter defined) exists under this Note, Maker shall pay interest on the balance of principal then remaining unpaid at an annual rate (the "Default Rate") equal to Prime plus five percent (5%). The interest accruing under this paragraph 5 shall be immediately due and payable by Maker to the holder of this Note on demand and shall be additional indebtedness evidenced by this Note.


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       6. Maker reserves the privilege, without penalty or premium therefor, to prepay all or any part of the principal balance of this Note at any time and from time to time upon two (2) business days prior written notice to Payee of its intention to do so.

       7. All payments and prepayments on account of the indebtedness evidenced by this Note shall be first applied to accrued and unpaid interest on the unpaid principal balance of this Note, and second to all other sums then due Payee hereunder.

       8. All payments of principal and interest hereunder shall be paid by check or in coin or currency and shall be made at Payee=s principal place of business, as hereinabove set forth. Payment made by check shall be deemed paid on the date Payee receives such check; provided, however, that if such check is subsequently returned to Payee unpaid due to insufficient funds or otherwise, the payment shall not be deemed to have been made and shall continue to bear interest until collected. If payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the State of Illinois, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the then applicable interest rate during such extension.

       9. An Event of Default shall occur hereunder if: (1) any amount payable hereunder is not paid when due; or (2) Maker shall otherwise fail to perform any of the promises to be performed by Maker hereunder or under any security agreement with Payee relating thereto; or (3) Maker or any person who is or shall become primarily or secondarily liable for any payment hereunder, who is a natural person, dies; or (4) Maker or any other party liable with respect to any payment hereunder, or any guarantor or accommodation endorser or third party pledgor, shall make any assignment for the benefit of creditors, or there shall be commenced by or against Maker or any such party any bankruptcy, receivership, insolvency, reorganization, dissolution or liquidation proceedings, or there shall be the entry of any judgment, levy, attachment, garnishment or other process, or the filing of any lien, against any of the Collateral (as such term is defined in the Security Agreement referred to in paragraph 12 hereof); or (5) in the opinion of Payee, acting in good faith, there is any deterioration or impairment of any of the Collateral, or any actual decline or depreciation in the value or market price thereof that causes the Collateral to become unsatisfactory as to value, and the Payee has provided Maker with written notice describing the basis of such opinion, and if Maker has failed, within five (5) business days after receiving such notice to (x) provide documents effectively refuting such opinion to Payee=s satisfaction, or (y) provide additional Collateral to eliminate the deficit or pay down the indebtedness in an amount sufficient to erase such deficit; or (6) there is a determination by Payee that a material adverse change has occurred in the financial condition of the Maker from the condition set forth in the most recent financial statement of Maker furnished to Payee, or from the financial condition of the Maker most recently disclosed to Payee in any manner; or (7) Maker shall fail to do any commercially reasonable act necessary to preserve or maintain the value and collectability of the Collateral; or (8) Maker shall fail, within five (5) business days after receiving a written request by Payee, to permit inspection by Payee (during normal business hours) of Maker=s books and records pertaining to the Collateral; or (9) any guarantor of this Note shall discontinue or contest the validity of such guaranty; or (10) there shall occur any material adverse event that causes a change in the financial condition of Maker, or that would have a material adverse effect on the business of Maker.


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       10. At the election of the holder hereof, whenever Maker shall be in default as aforesaid (an "Event of Default"), and all applicable cure periods have expired without a cure having been effected, then without demand or notice of any kind, the entire unpaid principal amount hereof, and all interest accrued thereon, shall become immediately due and payable. Failure of the holder to exercise such election shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default. No holder hereof shall, by any act of omission or commission, be deemed to waive any of its rights, remedies or powers hereunder or otherwise unless such waiver is in writing and signed by the holder hereof, and then only to the extent specifically set forth therein. The rights, remedies and powers of the holder hereof, as provided in this Note, are cumulative and concurrent, and may be pursued singly, successively or together against Maker and any security given at any time to secure the repayment hereof, all at the sole discretion of the holder hereof. If any suit or action is instituted or attorneys are employed to collect this Note or any part thereof, Maker promises and agrees to pay all costs of collection, including reasonable attorneys= fees and court costs.

       11. Maker hereby (i) waives presentment and demand for payment, notice of nonpayment and of dishonor, protest of dishonor, and notice of protest; and (ii) waives any and all lack of diligence and delays in the enforcement of the payment hereof.

       12. This Note is secured by that certain Security Agreement, dated as of the date hereof, pursuant to which Maker has pledged certain of its assets and property, as described therein, as security for the payment hereof.

       13. This Note evidences a business loan that comes within the purview of
Section 205/4, paragraph (1)(c) of Chapter 815 of the Illinois Compiled Statutes, as amended. Maker agrees that the obligation evidenced by this Note is an exempted transaction under the Truth In Lending Act, 15 U.S.C., Section 1601, et seq.

       14. Time is of the essence hereof.

       15. This Note is governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the statutes, laws and decisions of the State of Illinois, without regard to conflicts of laws principles. This Note may not be changed or amended orally but only by an instrument in writing signed by the party against whom enforcement of the change or amendment is sought.

       16. This Note has been made and delivered at Chicago, Illinois and all funds disbursed to or for the benefit of Maker will be disbursed in Chicago, Illinois.

       17. The obligations and liabilities of Maker under this Note shall be binding upon and enforceable against Maker and its successors and assigns. This Note shall inure to the benefit of and may be enforced by Payee and its successors and assigns.

       18. In the event one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect by a court of competent


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jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Payee shall not collect a rate of interest on the principal balance under this
Note in excess of the maximum contract rate of interest permitted by applicable law. All interest found in excess of that rate of interest allowed and collected by Payee shall be applied to the principal balance in such manner as to prevent the payment and collection of interest in excess of the rate permitted by applicable law.

       IN WITNESS WHEREOF, Maker has executed this Note as of the date first hereinabove written.

                                   ACCUMED INTERNATIONAL, INC.

                                   By:   /s/ PAUL F. LAVALLEE
                                      ------------------------------------------
                                         Paul F. Lavallee, Chairman of the Board
                                         and Chief Executive Officer